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                                                                   EXHIBIT 23.14

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated April 9, 2001, and to the incorporation by reference of our report dated March 2, 2000, with respect to the consolidated financial statements of Falcon Communications, L.P. included in the Annual Report on Form 10-K for the year ended December 31, 1999 and Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. for the registration of 5,661,117 shares of its common stock.



     We also consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated April 9, 2001, and to the incorporation by reference of our report dated March 2, 2000, with respect to the combined financial statements of CC VII Holdings LLC -- Falcon Systems in the Annual Report on Form 10-K for the year ended December 31, 1999, the Annual Report on Form 10-K for the year ended December 31, 2000 and Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. for the registration of 5,661,117 shares of its common stock.


                                       /s/ Ernst & Young LLP

Los Angeles, California

April 9, 2001